UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

ELICIO THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2026 Proxy Statement

Elicio Therapeutics, Inc. 451 D Street, Boston, MA 02210 October 9, 2026
To Be Held On November 12, 2026
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of ELICIO THERAPEUTICS, INC. (“Elicio”), which will be held on Thursday, November 12, 2026, at 10:30 a.m. U.S. Eastern Time. This year’s Annual Meeting will be conducted solely via live audio webcast on the Internet. Holding a virtual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our Annual Meeting. You will not be able to attend the Annual Meeting in person. Additional details regarding the Annual Meeting, the business to be conducted at the Annual Meeting, and information about Elicio that you should consider when you vote your shares are described in this proxy statement.
At the Annual Meeting, three people will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of Baker Tilly US, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. The Board of Directors recommends the approval of each of these proposals as set forth in this proxy statement. Such other business will be transacted as may properly come before the Annual Meeting.
We hope you will be able to attend the Annual Meeting virtually via the Internet. Whether you plan to attend the Annual Meeting virtually or not, it is important that you cast your vote either at the time of the Annual Meeting or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading this proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote promptly by proxy so that your shares will be represented and voted at the virtual Annual Meeting, whether or not you can attend.
Thank you for your continued support of Elicio. We look forward to seeing you virtually at the Annual Meeting.
Sincerely,
Robert Connelly
Chief Executive Officer and President

Elicio Therapeutics, Inc. 451 D Street, Boston, MA 02210 October 9, 2026

Notice of 2026 Annual Meeting of Stockholders
Time:
10:30 a.m. Eastern Time
Date:
Thursday, November 12, 2026
Place:
Annual Meeting to be held live via the Internet – please visit www.virtualshareholdermeeting.com/ELTX2026 for more details*
*This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log in beginning at 10:15 a.m. U.S. Eastern Time, on Thursday, November 12, 2026.
To Our Shareholders
You are cordially invited to attend our Annual Meeting virtually via live webcast at www.virtualshareholdermeeting.com/ELTX2026. Whether or not you expect to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by a toll-free telephone number, or by mailing a completed, signed, and dated proxy card or voting instruction card in the envelope provided with the proxy card or voting instruction card. Please note that any stockholder attending the virtual Annual Meeting may vote online during the Annual Meeting, even if the stockholder has already returned a proxy card or voting instruction card. Please see the instructions in the attached proxy statement and on your proxy card or voting instruction card.
Purposes:

1	To elect the Board of Directors’ nominees, Julian Adams, Ph.D., Jay Venkatesan, M.D. and Carol Ashe, to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders.
2
To ratify the selection by the Audit Committee of the Board of Directors of Baker Tilly US, LLP as the independent registered public accounting firm of Elicio Therapeutics, Inc. for its fiscal year ending December 31, 2026.

3	To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the proxy statement accompanying this notice.
Who May Vote:
The record date for the Annual Meeting is September 17, 2026. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. A list of our stockholders of record as of the close of business on the record date will be made available to stockholders during the Annual Meeting. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our principal executive offices at the address listed above. Stockholders may also request to view a list of stockholders of record for the ten days prior to the Annual Meeting by sending an email to IR@elicio.com.
By Order of the Board of Directors
Megan C. Filoon
Secretary
Boston, Massachusetts,
October 09, 2026

Elicio Therapeutics, Inc. 451 D Street, Boston, MA 02210 October 9, 2026
Proxy Statement for the 2026 Annual Meeting of Stockholders
November 12, 2026
Meeting Agenda

Proposals	Page	Voting Standard for Approval	For each named Director nominee

Election of Directors	9
Plurality of the votes cast at the Annual Meeting and entitled to vote in the election of directors. Only votes “For” will affect the outcome of the vote; “Withhold” votes will have no effect on the outcome of the vote.
			FOR each named Director nominee

Ratification of the selection of Baker Tilly US, LLP as Elicio Therapeutics, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2026	28
Affirmative vote of the holders of a majority of the voting power of the votes cast, by remote communication, or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on this matter. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
			FOR

Elicio Therapeutics, Inc. 451 D Street, Boston, MA 02210 October 9, 2026
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on November 12, 2026
This proxy statement, the notice of the 2026 Annual Meeting of Stockholders, our form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed on March 12, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the Securities and Exchange Commission (“SEC”) on April 29, 2026 (together, the “Annual Report”), are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your control number available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report, which includes our financial statements for the fiscal year ended December 31, 2025, on the website of the SEC at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.elicio.com. You may also obtain a printed copy of our Annual Report, including our financial statements, free of charge, from us by sending a written request to: Elicio Therapeutics, Inc., c/o Corporate Secretary, 451 D Street, Suite 501, Boston, MA 02210. Exhibits will be provided upon written request and payment of an appropriate processing fee.
These proxy materials are first being sent or made available to stockholders on or about October 9, 2026.

Questions and Answers About These Proxy Materials and Voting
How do I attend the Annual Meeting?

Time and Date November 12, 2026 at 10:30 a.m. ET	Location Annual Meeting to be held live via the Internet – please visit www.virtualshareholdermeeting.com/ELTX2026 for more details	Record Date Stockholders as of September 17, 2026 are entitled to vote

We have determined that the Annual Meeting will be held in a virtual meeting format only, with no physical in-person meeting. We have designed our virtual format to enhance, rather than constrain stockholder access, participation and communication. The Annual Meeting will be held through a live webcast. You do not need to pre-register to attend. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions during the meeting. You need not attend the Annual Meeting in order to vote.
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on September 17, 2026, the record date, or if you hold a valid proxy for the Annual Meeting. If you are a beneficial stockholder and plan on voting at the meeting, you should contact the bank, broker, or other institution where you hold your account well in advance of the Annual Meeting if you have questions about obtaining your legal proxy.
Whether or not you participate in the Annual Meeting, it is important you vote your shares.
We encourage you to access the Annual Meeting before it begins. The website will be available approximately fifteen (15) minutes before the start time of the Annual Meeting on Thursday, November 12, 2026.
What if I cannot find my control number?
Please note that if you do not have your control number and you are a registered stockholder, you may contact Elicio at 1-857-209-0050 to help you obtain your control number. You will be able to log in as a guest.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, or other holder of record), you will need to contact that bank, broker, or other holder of record to obtain your control number prior to the Annual Meeting.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on the record date will be made available to stockholders during the Annual Meeting. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our principal executive offices at the address listed above. Stockholders may also request to view a list of stockholders of record for the ten days prior to the Annual Meeting by sending an email to IR@elicio.com.

Elicio Therapeutics, Inc.	1	2026 Proxy Statement

Where can we get technical assistance?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you have difficulty accessing the Annual Meeting, a technical support number will be made available on the login page of the website fifteen (15) minutes prior to the Annual Meeting start time.
For the Annual Meeting, how do we ask questions of management and the Board of Directors?
Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting, subject to time constraints. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available at www.proxyvote.com.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on September 17, 2026 will be entitled to vote at the Annual Meeting. On the record date, there were 27,091,187 shares of common stock outstanding and entitled to vote.
•Stockholder of Record: Shares Registered in Your Name
If on September 17, 2026 your shares were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, or through the Internet, or vote by proxy using a proxy card that accompanied your proxy materials to ensure your vote is counted.
•Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on September 17, 2026 your shares were held not in your name, but rather in an account at a brokerage firm, bank, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials, including a voting instruction form, are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account, and we invite you to attend the virtual Annual Meeting. Many stockholders of record will provide you with a control number via email or in your proxy card or voting instruction form in order to attend and vote your shares at the virtual Annual Meeting. If you did not receive a control number via email or on your proxy card or voting instruction form, you will be provided with other instructions from your broker, bank, or other stockholder of record that must be followed, including any requirement to obtain a valid legal proxy, in order for your broker, bank, or other stockholder of record to vote your shares per your instructions or to attend and vote your shares at the Annual Meeting. Many brokers, banks, or other stockholders of record allow a stockholder to obtain a valid legal proxy either online or by mail, and we recommend you contact your broker, bank, or other stockholder of record to do so.

Elicio Therapeutics, Inc.	2	2026 Proxy Statement

What am I voting on?
There are two matters scheduled for a vote:
•To elect the three nominees to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders.
•To ratify the selection by the Audit Committee of the Board of Directors of Baker Tilly US, LLP as the independent registered public accounting firm of Elicio for its fiscal year ending December 31, 2026.
What if another matter is properly brought before the Annual Meeting?
At the time of this proxy statement, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. To ratify the selection of Baker Tilly US, LLP as the independent registered public accounting firm of Elicio for its fiscal year ending December 31, 2026, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet, vote online at the Annual Meeting, or vote by proxy using a proxy card that accompanied your proxy materials. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy.
•To vote during the Annual Meeting: If you are a stockholder of record as of the record date, follow the instructions in the virtual meeting portal.
•To vote prior to the Annual Meeting (until 11:59 p.m. U.S. Eastern Time on November 11, 2026): You may vote via the Internet at www.proxyvote.com, by telephone, or by completing and returning the proxy card or voting instruction form, as described below.
•To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card. Your telephone vote must be received by 11:59 p.m., U.S. Eastern Time on November 11, 2026 to be counted.
•To vote through the Internet prior to the Annual Meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and control number from your proxy card. Your Internet vote must be received by 11:59 p.m. U.S. Eastern Time on November 11, 2026 to be counted.

Elicio Therapeutics, Inc.	3	2026 Proxy Statement

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other stockholder of record, you should have received the voting instructions from that organization rather than from us. You must follow these instructions for your bank, broker, or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank, or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank, or other stockholder of record. If you did not receive a control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank, or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks, and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend you contact your broker, bank, or other stockholder of record to do so.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of September 17, 2026.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the three nominees for director and “For” the ratification of the selection of Baker Tilly US, LLP as Elicio’s independent registered public accounting firm for the fiscal year ending December 31, 2026. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank, or other agent may still be able to vote your shares in its discretion. Under applicable stock exchange rules, brokers, banks, and other securities intermediaries that hold shares on your behalf may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine,” meaning your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter, meaning if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

Elicio Therapeutics, Inc.	4	2026 Proxy Statement

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank, or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one notice and proxy statement?
If you receive more than one notice and proxy statement, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards to ensure all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to Elicio’s Secretary at 451 D Street, Suite 501, Boston, MA 02210.
•You may attend the Annual Meeting virtually and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by your broker, bank, or other agent.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
To be considered for inclusion in the proxy statement relating to the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”), we must receive stockholder proposals (other than for director nominations) no later than June 11, 2027. To be considered for presentation at the 2027 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than July 15, 2027, and no later than August 14, 2027. However, if our 2027 Annual Meeting is held before October 13, 2027, or after January 11, 2028, then the deadline will be ninety (90) days prior to such meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by us. You are also advised to review our Amended and Restated Bylaws, as amended (“Bylaws”), which contain a description of the information required to be submitted, as well as

Elicio Therapeutics, Inc.	5	2026 Proxy Statement

additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended (“Exchange Act”), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the Exchange Act.
Proposals that are not received in a timely manner or in accordance with applicable law will not be voted on at the 2027 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Megan C. Filoon, Corporate Secretary, Elicio Therapeutics, Inc., 451 D Street, Suite 501, Boston, MA 02210.
How are votes counted?
Votes will be counted by our Inspector of Election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and with respect to the proposal to ratify the selection of the independent auditor for the fiscal year ending December 31, 2026, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes on Proposals 1 and 2 will have no effect and will not be counted towards the vote total for such proposals.
How Does the Board of Directors Recommend That I Vote on the Proposals?
The Board of Directors recommends that you vote as follows:
•“FOR” the election of the nominees for director; and
•“FOR” the ratification of the selection of Baker Tilly US, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement. None of our named executive officers ("Named Executive Officers") or directors have any substantial interest in any matter to be acted upon, other than directors, with respect to the election to the Board of Directors of the directors so nominated.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank, or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank, or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine,” and we therefore expect broker non-votes to exist in connection with Proposal 1. Proposal 2 is considered to be “routine,” and we therefore do not expect broker non-votes to exist in connection with Proposal 2.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank, or other agent.

Elicio Therapeutics, Inc.	6	2026 Proxy Statement

How many votes are needed to approve each proposal?
For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome of the vote. “Withhold” votes and broker non-votes will have no effect on the outcome.
To be approved, Proposal 2, ratification of the selection of Baker Tilly US, LLP as Elicio’s independent registered public accounting firm for the fiscal year ending December 31, 2026, must receive “For” votes from the holders of a majority of the voting power of the votes cast in person or virtually or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on this matter. Accordingly, abstentions will have no effect. We do not expect any broker non-votes on this matter but, if there are, broker non-votes will have no effect. However, if our stockholders do not ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for 2026, the Audit Committee of our Board of Directors will reconsider its selection.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting virtually or represented by proxy. On the record date, there were 27,091,187 shares outstanding and entitled to vote. Thus, the holders of 13,545,594 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, (a) the person presiding over the Annual Meeting or (b) the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another time and date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Is Voting Confidential?
We will keep all the proxies, ballots and voting tabulations private. We only allow our Inspector of Election, a representative of Broadridge Investor Communication Solutions, Inc., to examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or otherwise provide.

Elicio Therapeutics, Inc.	7	2026 Proxy Statement

Explanatory Note
On June 1, 2023, Elicio Therapeutics, Inc., a Delaware corporation formerly known as “Angion Biomedica Corp.” (“Angion”), completed a reverse merger transaction with Elicio Operating Company, Inc. (“Former Elicio”) in accordance with the Agreement and Plan of Merger and Reorganization, dated as of January 17, 2023 (the “Merger Agreement”), by and among Angion, Arkham Merger Sub, Inc., a wholly owned subsidiary of Angion (“Merger Sub”), and Former Elicio. Pursuant to the Merger Agreement, Merger Sub merged with and into Former Elicio, with Former Elicio surviving as a wholly owned subsidiary of Angion (the “Merger”). Also on June 1, 2023, in connection with the Merger, Angion changed its name from “Angion Biomedica Corp.” to “Elicio Therapeutics, Inc.”

In this proxy statement, unless otherwise stated or the context otherwise indicates, “Elicio,” “the Company,” “we,” “us” and “our” refer to Elicio Therapeutics, Inc. and our wholly owned subsidiaries following the Merger. “Former Elicio” refers to Elicio Operating Company, Inc. prior to the Merger, and “Angion” refers to Angion Biomedica Corp. prior to the Merger.

Elicio Therapeutics, Inc.	8	2026 Proxy Statement

Proposal 1
Election of Directors
Classified Board of Directors
Elicio’s Board of Directors is divided into three classes, with each class having as nearly as possible an equal number of directors. Each class has a three-year term with the term of service of each class of directors staggered so that the term of one class expires at each annual meeting of stockholders. Our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), and Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. The Board of Directors makes an effort to distribute additional directorships resulting from an increase in the number of directors among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding voting stock. Any vacancies on the Board of Directors may be filled only by a majority of the directors then in office. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board of Directors currently has eight members. There are three directors in the class whose term of office expires at the 2026 Annual Meeting of Stockholders. Each of the nominees listed below is currently a director of Elicio who was nominated by the Board of Directors at the recommendation of the Nominating and Corporate Governance Committee. Dr. Julian Adams was elected to the Board of Directors of Former Elicio in 2017 and has served on Elicio's Board of Directors as Chairman since June 2023. Dr. Jay Venkatesan was elected to serve as Chairman of the Board of Directors of Angion in 2022 and has served on Elicio's Board of Directors since June 2023. Ms. Carol Ashe was elected to the Board of Directors of Former Elicio in 2020 and has served on Elicio’s Board of Directors since June 2023. If elected at the Annual Meeting, each of these nominees would serve until the 2029 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Elicio encourages, but does not require, its directors and nominees for director to attend the Annual Meeting.

Elicio Therapeutics, Inc.	9	2026 Proxy Statement

The following is a list of our current directors, along with a brief biography of each nominee and each director whose term will continue after the Annual Meeting, including information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director.

Name	Age	Position

Robert Connelly	66	Chief Executive Officer, President, and Class I Director
Julian Adams, Ph.D.(3)	71	Chairman of the Board of Directors and Class III Director
Carol Ashe(1)(2)(3)	69	Class III Director
Yekaterina (Katie) Chudnovsky	42	Class I Director
Allen R. Nissenson, M.D.(1)(2)(3)	79	Class I Director
Robert R. Ruffolo, Jr., Ph.D., FCPP(2)	76	Class II Director
Jay Venkatesan, M.D.	54	Class III Director
Karen Wilson(1)(3)	63	Class II Director
1.Member of our Audit Committee.
2.Member of our Compensation Committee.
3.Member of our Nominating and Corporate Governance Committee.

Elicio Therapeutics, Inc.	10	2026 Proxy Statement

Nominees for Election for a Three-Year Term Expiring at the 2029 Annual Meeting

Julian Adams, Ph.D. has served as Chairman of Elicio’s Board of Directors since June 2023 and previously served as Chairman of Former Elicio’s Board of Directors from 2017 until the Merger. Dr. Adams currently serves as President and Chief Executive Officer of Stand Up To Cancer, a charitable program of the Entertainment Industry Foundation, a role he has held since January 2024. In July 2023, Dr. Adams joined Stand Up To Cancer as its first Chief Science Officer. Dr. Adams was previously the Chief Executive Officer of Gamida Cell Ltd., a clinical-stage biopharmaceutical company working to develop cell therapies for hematologic cancers and rare, serious hematologic diseases, from November 2018 to October 2022. Prior to Gamida Cell, Dr. Adams was President and Chief Scientific Officer at Clal Biotechnology Industries Ltd. (“CBI”) from January 2017 to November 2017. Before joining CBI, Dr. Adams served as President of Research and Development at Infinity Pharmaceuticals, Inc. from 2003 to 2017, and also as its Chief Scientific Officer from 2006 to 2010 where he built and led the company’s R&D efforts. From 1999 to 2003, Dr. Adams served as Senior Vice President, Drug Discovery and Development at Millennium Pharmaceuticals, Inc., now part of Takeda Pharmaceutical Company Limited, where he played a key role in the discovery of Velcade® (bortezomib), a therapy widely used for treatment of the blood cancer, multiple myeloma. Earlier in his career, Dr. Adams was credited with discovering Viramune® (nevirapine) for HIV at Boehringer Ingelheim. Dr. Adams has also held senior leadership roles in research and development at LeukoSite, Inc. and ProScript. Dr. Adams previously served on the board of Pieris Pharmaceuticals, Inc. from 2016 to 2018 and Neon Therapeutics, Inc. (now BioNTech SE), from 2017 to 2018. Dr. Adams currently serves as a director for Gamida Cell Ltd., a private company developing cell and immune therapy technology, and Immunyx, a private drug development company pioneering approaches to immune modulation. Dr. Adams earned a B.S. from McGill University, where he also was awarded an honorary Sc.D, and a Ph.D. from the Massachusetts Institute of Technology.
Our Board of Directors believes that Dr. Adams is qualified to serve as a director based on his extensive science background and professional experience.

Julian Adams, Ph.D. Age: 71 Director Since: 2023

Elicio Therapeutics, Inc.	11	2026 Proxy Statement

Jay Venkatesan, M.D. has served as a member of Elicio’s Board of Directors since June 2023 and previously served as Chairman of Angion’s Board of Directors from January 2022 until the Merger. From May 2018 to June 2023, Dr. Venkatesan served as Angion’s President and Chief Executive Officer. Dr. Venkatesan has served as a Managing Partner of Alpine BioVentures, an investment firm, since July 2015. From July 2015 to August 2018, Dr. Venkatesan was Co-Founder and President of Alpine Immune Sciences, Inc., an immunotherapy company acquired by Vertex Pharmaceuticals in May 2024, and served as its Chief Executive Officer from July 2015 to June 2016. Additionally, from January 2014 to August 2014, Dr. Venkatesan served as Founder and Chief Executive Officer of Alpine BioSciences, Inc., a biotechnology company, which was acquired by Cascadian Therapeutics, Inc. From January 2008 to July 2015, Dr. Venkatesan served as the Founder and Managing Member of Ayer Capital, a global healthcare investment fund. Prior to that, Dr. Venkatesan served for six years as a director at Brookside Capital, the hedge fund subsidiary of Bain Capital, where he co-managed healthcare investments. Dr. Venkatesan was also a consultant at McKinsey & Company, a consulting firm, and a venture investor with Apax Partners, an investment firm. Since 2018, Dr. Venkatesan has served on the board of Zylem Biosciences, Inc., a private biotechnology company. Since March 2025, Dr. Venkatesan has served on the board and as Chairman of the Nominating and Corporate Governance Committee of Serina Therapeutics, Inc., a public company focused on a developing drug optimization technology. Dr. Venkatesan previously served on the board of Alpine Immune Sciences, Inc. (acquired by Vertex Pharmaceuticals Incorporated) from June 2015 to July 2022, Iovance Biotherapeutics Inc. from 2013 to 2018, and Cell Biotherapies, Inc. from 2015 until its acquisition by Vaxanix Bio, Ltd. in 2023. Dr. Venkatesan has an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from The Wharton School of the University of Pennsylvania, and a B.A. from Williams College.
Our Board of Directors believes that Dr. Venkatesan is qualified to serve as a director based on his experience serving in leadership positions in biotechnology companies, as well as the operational expertise and continuity that he brings to our Board of Directors.

Jay Venkatesan, M.D. Age: 54 Director Since: 2023

Elicio Therapeutics, Inc.	12	2026 Proxy Statement

Carol Ashe has served as a member of Elicio’s Board of Directors since June 2023 and previously served as a member of Former Elicio’s Board of Directors from August 2020 until the Merger. Previously, Ms. Ashe was the Chief Business Officer at the New York Genome Center, an independent, non-profit academic research institution focused on the advancement of genomic science, from 2014 until 2025. From 2011 to 2013, Ms. Ashe served as Vice President of Corporate Development for Endo’s branded, generic and platform drug delivery pharmaceutical business units. She also served as a Partner at SR One, when it was the corporate venture capital fund of GSK plc (“GSK”) from 2008 to 2010 and as head of GSK’s US Corporate Legal Group supporting US-based mergers, acquisitions, and equity investments from 2007 to 2008. Prior to that, Ms. Ashe led GSK’s global Business Development Transactions Legal Team supporting both the pharmaceutical and consumer healthcare business units for many years until 2007. In addition, Ms. Ashe served on the board of Aptose Biosciences, a clinical stage biotechnology company addressing unmet clinical needs in oncology from 2018 to 2025. Ms. Ashe received a B.S. in Biology from Pennsylvania State University, a J.D. from Villanova University School of Law and is a registered patent attorney.
Our Board of Directors believes that Ms. Ashe is qualified to serve as a director due to her extensive experience in the pharmaceutical biotechnology industry in business development and as legal counsel for business development transactions and patent matters.

Carol Ashe Age: 69 Director Since: 2023

VOTE

The Board of Directors recommends a vote IN FAVOR of each named nominee.

Elicio Therapeutics, Inc.	13	2026 Proxy Statement

Directors Continuing in Office Until the 2027 Annual Meeting

Robert Connelly has served as Elicio’s Chief Executive Officer and President and as a member of Elicio’s Board of Directors since June 2023 and previously served as Chief Executive Officer of Former Elicio and as a member of Former Elicio’s Board of Directors from October 2018 until the Merger. Mr. Connelly has 36 years of leadership experience in the life sciences sector with over 25 years of experience as chief executive officer. From 2013 to 2018, Mr. Connelly served as a venture partner at Flagship Pioneering. During his time at Flagship Pioneering, Mr. Connelly served as the Chief Executive Officer and as a member of the board of directors of Axcella Health Inc., a clinical-stage therapeutics company developing endogenous metabolic modulators to treat an array of diseases. Prior to Axcella and also during his time at Flagship Pioneering, Mr. Connelly served as the founding Chief Executive Officer of WikiCell Designs and the Chairman of Aero Designs, each utilizing drug delivery technologies to create new food, beverage and supplement products, both of which merged into Incredible Foods, Inc. in 2013. Prior to that, Mr. Connelly served as the Chief Executive Officer of Pulmatrix, Inc., a clinical-stage biopharmaceutical company developing inhaled therapies to address pulmonary diseases, from 2007 to 2012. From 2000 to 2007, Mr. Connelly served as the founding Chief Executive Officer and first employee of Domantis Ltd., a U.K.-based biotechnology company, which was acquired by GSK plc. He began his career with life science companies Abbott Laboratories and BioVeris Corporation in positions of increasing responsibility. Mr. Connelly previously served on the boards of publicly traded life science companies Kaleido Biosciences, Inc. from 2015 to 2018 and Anchiano Therapeutics Ltd. from 2018 to 2019, as well as on the boards of several privately held biopharmaceutical companies. Mr. Connelly received a B.S. in Business Administration from the University of Florida.
Our Board of Directors believes that Mr. Connelly is qualified to serve as a director based on his role as our Chief Executive Officer and President and his extensive management experience in the life sciences industry.

Robert Connelly Chief Executive Officer Age: 66 Director Since: 2023

Elicio Therapeutics, Inc.	14	2026 Proxy Statement

Yekaterina (Katie) Chudnovsky has served as a member of Elicio’s Board of Directors since June 2023 and previously served as a member of Former Elicio’s Board of Directors from October 2022 until the Merger. Ms. Chudnovsky is an attorney, venture investor, dedicated patient advocate, and supporter of medical research, with particular interest in cancer research and personalized cancer vaccines. Ms. Chudnovsky is Chairperson of the GI Research Foundation for the University of Chicago Digestive Diseases Center (“GI Research Foundation”), where she has sat on the board for the past 15 years, becoming President in 2019 and Chairperson in 2023. She is an active board member of xCures, Inc., a privately-held technology company working to advance cancer research and patient outcomes with an AI-based precision oncology platform and also currently serves as director at GKCC, LLC, a privately-held company, Immix Biopharma, Inc., a public company, Colorectal Cancer Alliance, a non-profit organization focused on colorectal cancer, and serves as a board observer for MiNK Therapeutics, Inc., a public, clinical-stage biopharmaceutical company. Prior to Ms. Chudnovsky’s current roles, she began her legal career at Thomas Coburn LLP with a focus on corporate law, real estate, mergers and acquisitions, bankruptcy, and business banking. Ms. Chudnovsky received a B.A. in political science and Slavic literature and language from Northwestern University and a J.D. from DePaul University.
Our Board of Directors believes that Ms. Chudnovsky is qualified to serve as a director due to her experience in the healthcare industry and her legal background.

Yekaterina (Katie) Chudnovsky Age: 42 Director Since: 2023

Elicio Therapeutics, Inc.	15	2026 Proxy Statement

Allen R. Nissenson, M.D. has served as a member of Elicio’s Board of Directors since June 2023 and previously served as a member of Angion’s Board of Directors from January 2020 until the Merger. Dr. Nissenson completed serving as the Emeritus Chief Medical Officer of DaVita Kidney Care in January 2022, where he had served since January 2020 and where he previously served as Chief Medical Officer from August 2008 to January 2020. Dr. Nissenson is currently an Emeritus Professor of Medicine at the David Geffen School of Medicine at UCLA, where he has served since August 2008, and where he previously served as Director of the Dialysis Program from July 1977 to August 2008 and Associate Dean from July 2005 to August 2008. Dr. Nissenson is also currently on the board of directors of Rockwell Medical, Inc., a public biopharmaceutical company that develops, manufactures, commercializes and distributes a portfolio of hemodialysis products for dialysis providers, which he joined in June 2020, Diality, Inc., a private technology development company, and Innocura Nephology, Inc., a privately-held company supporting a national group of nephrologists. Dr. Nissenson is a past chair of Kidney Care Partners and past co-chair of the Kidney Care Quality Alliance. Dr. Nissenson is a former president of the Renal Physicians Association (“RPA”) and current member of the RPA’s Government Affairs Committee. Dr. Nissenson previously served as president of the Southern California End-Stage Renal Disease Network, as well as the chair of its Medical Review Board. Dr. Nissenson served as a Robert Wood Johnson Health Policy Fellow of the National Academy of Medicine from 1994 to 1995 and worked in the office of the late Senator Paul Wellstone. Dr. Nissenson has an M.D. from Northwestern University Medical School and is the recipient of various awards, including the President’s Award of the National Kidney Foundation, the Lifetime Achievement Award in Hemodialysis, the American Association of Kidney Patients’ (“AAKP”) Medal of Excellence Award and, in 2017, the RPA Distinguished Nephrology Service Award.
Our Board of Directors believes that Dr. Nissenson is qualified to serve as a director due to his years of experience in the healthcare industry.

Allen R. Nissenson, M.D. Age: 79 Director Since: 2023

Elicio Therapeutics, Inc.	16	2026 Proxy Statement

Directors Continuing in Office Until the 2028 Annual Meeting

Karen Wilson has served as a member of Elicio's Board of Directors since June 2023 and previously served as a member of Angion's Board of Directors from April 2020 until the Merger. Ms. Wilson has also been a board member of Connect Biopharma Holdings Ltd., a public company focused on improving the lives of patients living with chronic inflammatory diseases, since 2020, and Serina Therapeutics, Inc., a public company focused on a developing drug optimization technology, since 2025. Ms. Wilson also served as a member of the board of directors of LAVA Therapeutics B.V., a public company, from 2021 to 2025 (acquired) and Vaxart, Inc., a public company, from 2020 to 2022. Ms. Wilson previously served as Senior Vice President of Finance at Jazz Pharmaceuticals plc, a biopharmaceutical company, until September 2020 after serving as Principal Accounting Officer and Vice President of Finance. Prior to joining the Jazz Pharmaceuticals organization in February 2011, Ms. Wilson served as Principal Accounting Officer and Vice President of Finance at PDL BioPharma, Inc., a life sciences company. Ms. Wilson also previously served as a Principal at the consulting firm of Wilson Crisler LLC, Chief Financial Officer of ViroLogic, Inc., a biosciences company, Chief Financial Officer and Vice President of Operations for Novare Surgical Systems, Inc., a medical device manufacturer, and as a consultant and auditor for Deloitte & Touche LLP, a professional services firm. Ms. Wilson is a Certified Public Accountant and received a B.S. in Business from the University of California, Berkeley.
Our Board of Directors believes that Ms. Wilson is qualified to serve as a director due to her extensive background in financial and accounting matters for public companies and her leadership experience in the life science industry.

Karen Wilson Age: 63 Director Since: 2023

Elicio Therapeutics, Inc.	17	2026 Proxy Statement

Robert R. Ruffolo, Jr., Ph.D. has served as a member of Elicio’s Board of Directors since June 2023 and previously served as a member of Former Elicio’s Board of Directors from 2018 until the Merger. Dr. Ruffolo has operated and been a Managing Director at Ruffolo Consulting, LLC, a consulting firm advising large pharmaceutical and biotechnology companies, since 2008. Previously, Dr. Ruffolo served as President of Research and Development and as Corporate Senior Vice President of Wyeth Pharmaceuticals Inc. (now Pfizer Inc.) from 2002 to 2008. From 2000 to 2002, Dr. Ruffolo served as an Executive Vice President at Wyeth Pharmaceuticals, where he was responsible for Pharmaceutical Research and Development. Prior to joining Wyeth Pharmaceuticals, Dr. Ruffolo spent 17 years at SmithKline Beecham Pharmaceuticals plc (now GSK plc) where he was Senior Vice President and Director of Biological Sciences, Worldwide from 1984 to 2000. Before joining SmithKline Beecham Pharmaceuticals plc, Dr. Ruffolo spent six years at Eli Lilly and Company from 1978 to 1984 where he was Chairman of the Cardiovascular Research Committee. Dr. Ruffolo currently serves on the boards of several private companies. He received a B.S. in Pharmacy and a Ph.D. in Pharmacology from The Ohio State University.
Our Board of Directors believes that Dr. Ruffolo is qualified to serve as a director due to his extensive experience in the pharmaceutical industry and his technical and management expertise in product discovery and development.

Robert R. Ruffolo, Jr., Ph.D. Age: 76 Director Since: 2023

Elicio Therapeutics, Inc.	18	2026 Proxy Statement

Information Regarding the Board of Directors and Corporate Governance
Independence of the Board of Directors
As required under the Nasdaq Stock Market LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committee be independent under the Exchange Act. Under Rule 5605(a)(2) of the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. In order to be considered independent for purposes of Rule 10C-1, a board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors consults with our counsel to ensure that their determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Elicio, our senior management and our independent auditors, the Board of Directors has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Julian Adams, Ms. Carol Ashe, Dr. Robert R. Ruffolo, Jr., Ms. Karen Wilson, Dr. Allen Nissenson and Dr. Jay Venkatesan. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with Elicio. Mr. Robert Connelly is not considered independent because he is an executive officer of Elicio. Ms. Yekaterina (Katie) Chudnovsky is not considered independent because of her significant ownership of Elicio’s securities.

Elicio Therapeutics, Inc.	19	2026 Proxy Statement

In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
Board of Directors’ Leadership Structure
Elicio’s Board of Directors is currently chaired by Dr. Julian Adams.
Our Board of Directors has the flexibility to combine or separate the positions of Chairman of the Board of Directors and Chief Executive Officer and/or to implement the role of Lead Independent Director in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Our current Board of Directors’ leadership structure separates the positions of Chief Executive Officer and Chairman of the Board of Directors. The Board of Directors believes that this separation is appropriate for the organization at this time because it allows for a division of responsibilities and the sharing of ideas between individuals having different perspectives. Our Chief Executive Officer, who is also a member of our Board of Directors, is primarily responsible for our day-to-day operations and strategic direction, while our Chairman of the Board of Directors, who is an independent member of the Board of Directors, is primarily focused on matters pertaining to corporate governance, including management oversight. While the Board of Directors believes that this is the most appropriate structure at this time, the Board of Directors retains the authority to change the Board of Directors' structure, including the possibility of combining the Chief Executive Officer and Chairman of the Board of Directors positions, if it deems such a change to be appropriate in the future.
Role of the Board of Directors in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture incorporating risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year including a focused discussion and analysis of the risks we may face. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board of Directors meetings as part of management presentations focusing on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board of Directors does not have a standing risk management committee but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors addressing risks inherent in their respective areas of oversight. Our Board of Directors has delegated to the Audit Committee oversight of our cybersecurity and other information technology risk management processes. Our other committees will also consider and address risk as they perform their respective committee responsibilities. Specifically, the Audit Committee receives periodic reports from our General Counsel on areas of material risk to us, including operational, financial, and legal risks, and risks related to information technology, cybersecurity and the responsible use of artificial intelligence technologies. Our cybersecurity program is overseen by certain members of our management team, including our General Counsel who manages our contracted third-party managed security service provider. Our legal, finance, and operations teams oversee and review any reports of cybersecurity risks or breaches provided by our third-party managed security service provider. Additionally, our legal, finance, and operations teams review and assess potential improvements to our cybersecurity policies and procedures with input from third-party vendors and professional services firms, as appropriate. Our Audit Committee periodically discusses with management our major risk exposures, their potential financial impact on us and the steps we take to manage them.

Elicio Therapeutics, Inc.	20	2026 Proxy Statement

Our Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Our Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the Board of Directors organization, membership and structure, succession planning for our directors and executive officers and corporate governance. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.
Meetings of the Board of Directors
During the fiscal year ended December 31, 2025, the Board of Directors met nine times. Six of our directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. Dr. Robert R. Ruffolo, Jr. and Ms. Yekaterina (Katie) Chudnovsky attended 50% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. Six of our directors attended our 2025 Annual Meeting of Stockholders. Pursuant to our Corporate Governance Guidelines, each director is expected to spend the time and effort necessary to properly discharge his or her responsibilities and is expected to regularly prepare for and attend meetings of the Board of Directors and all committees on which the director sits, with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board of Directors or a committee is expected to notify the Chairman of the Board of Directors or the Chairman of the appropriate committee in advance of such meeting, and whenever possible, participate in such meeting via teleconference in the case of an in-person meeting.
Information Regarding Committees of the Board of Directors
We have established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a charter that has been approved by our Board of Directors and members will serve on these committees until their resignation or as otherwise determined by our Board of Directors. Below is a description of each committee of the Board of Directors.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Elicio.
Audit Committee
The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee Elicio’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:
•appointing, engaging, compensating, retaining, and overseeing the work of any independent auditor;
•assessing the independence of our independent auditor;
•pre-approving all audit and non-audit services to be performed by our independent auditor;
•reviewing our financial statements and related disclosures;
•reviewing the adequacy and effectiveness of our accounting and financial reporting processes, systems of internal control over financial reporting and disclosure controls and procedures and code of conduct;

Elicio Therapeutics, Inc.	21	2026 Proxy Statement

•reviewing and discussing with management our overall risk assessment and risk management framework;
•establishing procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls, or auditing matters;
•reviewing and discussing with management and our independent auditor the results of our annual audit, our quarterly financial statements and our publicly filed reports;
•coordinating the evaluation of our financial management personnel;
•consulting with management to establish procedures and internal controls relating to cybersecurity risk management, strategy, and governance;
•reviewing and approving related person transactions; and
•preparing the Audit Committee report that the SEC requires in our annual proxy statement.
Our Audit Committee is composed of Karen Wilson, Allen Nissenson, M.D., and Carol Ashe. Ms. Wilson serves as the chairperson of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board of Directors has determined Ms. Wilson is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Our Board of Directors has determined that each of Ms. Wilson, Dr. Nissenson, and Ms. Ashe is independent under the applicable rules of the SEC and Nasdaq.
During the fiscal year ended December 31, 2025, our Audit Committee met five times. The Board of Directors has adopted a written Audit Committee charter available to stockholders on Elicio’s website.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed with management of Elicio and Baker Tilly US, LLP, our independent registered public accounting firm, the audited financial statements for the fiscal year ended December 31, 2025. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Baker Tilly US, LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Elicio’s Annual Report.
Karen Wilson, Chair
Carol Ashe
Allen Nissenson, M.D.
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing by Elicio under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Elicio Therapeutics, Inc.	22	2026 Proxy Statement

Compensation Committee
The Compensation Committee is composed of Carol Ashe, Allen Nissenson, M.D., and Robert R. Ruffolo, Jr., Ph.D. Ms. Ashe serves as the chairperson of the Compensation Committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. During the fiscal year ended December 31, 2025, our Compensation Committee met three times. The Board of Directors has adopted a written Compensation Committee charter available to stockholders on Elicio’s website. Our Compensation Committee’s role and responsibilities set forth in the charter include, among other things:
•reviewing, approving and making recommendations regarding our compensation policies, along with conducting periodic reviews of the adequacy of Elicio’s compensation programs;
•reviewing, approving and making recommendations regarding corporate goals and objectives relevant to the compensation of our executive officers (other than our Chief Executive Officer), evaluating the performance of these executive officers in light of those goals and objectives and approving the compensation of these executive officers based on such evaluations;
•retaining, and if need be, replacing any compensation or benefits consultants or other outside experts or advisors the Compensation Committee believes is necessary;
•overseeing compliance of Elicio’s equity compensation plans and, subject to stockholder approval, exercising administrative responsibility over such plans, including, reviewing, approving and making recommendations regarding the issuance of stock options and other awards under our stock plans to our executive officers (other than our Chief Executive Officer);
•determining our policies with respect to change of control or “parachute” payments;
•reviewing and making recommendations to our Board of Directors regarding director compensation; and
•reviewing and recommending to our Board of Directors for approval the compensation of our Chief Executive Officer, conducting this decision-making process without the Chief Executive Officer present.
In establishing compensation amounts for executives, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee will generally review market data which is comprised of proxy disclosed data from peer companies and information from nationally recognized published surveys for the biopharmaceutical industry. The market data helps the Compensation Committee gain perspective on the compensation levels and practices at peer companies and to assess the relative competitiveness of the compensation paid to our executives. The market data thus guides the Compensation Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. The Compensation Committee then considers other factors, such as the importance of each executive officer’s role to the Company, individual expertise, experience, and performance, retention concerns and relevant compensation trends in the marketplace, in making its final compensation determinations. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. Periodically, the Compensation Committee will review and evaluate the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.

Elicio Therapeutics, Inc.	23	2026 Proxy Statement

In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of Elicio, advice and assistance from compensation consultants, benefits consultants, independent legal counsel, or other advisors and other external resources the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, external legal counsel or other adviser to the Compensation Committee only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence.
After taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Aon plc as its compensation consultant for the fiscal year ended December 31, 2025. The Compensation Committee requested that Aon:
•evaluate the efficacy of Elicio’s existing compensation strategy and practices in supporting and reinforcing Elicio’s long-term strategic goals;
•assist in refining Elicio’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy;
•assist in defining the appropriate market of Elicio’s peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group each year; and
•assist the Compensation Committee in benchmarking Elicio’s director compensation program and practices against those of its peers.
Aon performs services on behalf of the Compensation Committee, relating to compensation consulting services. The Compensation Committee has authorized Aon to interact with management on behalf of the Compensation Committee, as needed in connection with advising and providing such compensation consulting services to the Compensation Committee, and Aon is included in discussions with management and, when applicable, the Compensation Committee’s outside legal counsel on matters being brought to the Compensation Committee for consideration.
Our Board of Directors, at the recommendation of our Compensation Committee, has also delegated to our Chief Executive Officer the authority to determine and approve the equity compensation payable to Elicio’s employees and consultants who are not “officers” (as defined in Section 16 of the Exchange Act) and who hold positions of Vice President and below.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Allen Nissenson, M.D., Julian Adams, Ph.D., Carol Ashe, and Karen Wilson. Dr. Nissenson joined the Nominating and Corporate Governance Committee in August 2026 and serves as the chairperson of the Nominating and Corporate Governance Committee. Each of Allen Nissenson, M.D., Julian Adams, Ph.D., Carol Ashe and Karen Wilson is independent under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. During the fiscal year ended December 31, 2025, the Nominating and Corporate Governance Committee met two times. The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter available to stockholders on our website and our Nominating and Corporate Governance Committee’s role and responsibilities set forth in the charter include, among other things:
•evaluating and making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors;

Elicio Therapeutics, Inc.	24	2026 Proxy Statement

•overseeing our corporate governance policies, including developing and recommending our Corporate Governance Guidelines to the Board of Directors, and reporting and making recommendations to our Board of Directors concerning governance matters, including, but not limited to our Certificate of Incorporation, Bylaws, and the charters of our other committees;
•overseeing and administering the performance evaluation process of the Board of Directors;
•maintaining oversight of matters relating to independence of the Board of Directors and committee members;
•overseeing our environmental, social and governance strategy, initiatives and policies;
•evaluating our executive officer succession plans (other than the Chief Executive Officer); and
•assessing and overseeing the effectiveness of the relationship between the Board of Directors and our management.
The Nominating and Corporate Governance Committee believes candidates for director should have certain minimum qualifications, including having the highest personal and professional integrity, strong ethics and values and the ability to make mature business judgments. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Elicio, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Elicio’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for directorships are reviewed in the context of the current composition of the Board of Directors, the operating requirements of Elicio and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and Elicio, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board of Directors. The Nominating and Corporate Governance Committee takes into account the results of the Board of Directors’ self-evaluation, conducted on a periodic basis, on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Then, the Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. In addition, the Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
Policy Regarding Consideration of Director Candidates Recommended by Stockholders
The Nominating and Corporate Governance Committee has adopted a policy regarding consideration of director candidates recommended by stockholders. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Corporate Secretary at Elicio Therapeutics, Inc., 451 D Street, Suite 501, Boston, MA 02210, in accordance with the procedures described in our Bylaws and in the section “When are stockholder proposals and director nominations due for next year’s Annual Meeting?” included in this proxy statement. Written recommendations must include the following information: name and address of the nominating stockholder; a representation that the nominating stockholder is a record holder; a representation that the nominating stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons specified; information regarding each nominee that would be required to be included in a proxy

Elicio Therapeutics, Inc.	25	2026 Proxy Statement

statement; a description of any arrangements or understandings between the nominating stockholder and the nominee; and the consent of each nominee to serve as a director, if elected. The Nominating and Corporate Governance Committee will evaluate candidates recommended by a stockholder in the same manner as candidates identified by the Board of Directors.
Communications With the Board of Directors
Generally, stockholders who have questions or concerns should contact Elicio's Investor Relations department at IR@elicio.com. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct their questions in writing to the Chairman of the Board of Directors at 451 D Street, Suite 501, Boston, MA 02210. Elicio will make every effort to ensure that communications are distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications, and that appropriate responses are provided to stockholders in a timely manner. Elicio believes its responsiveness to stockholder communications to the Board of Directors is excellent. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and solicitations or advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.
Code of Business Conduct and Ethics
Elicio has adopted the Elicio Code of Business Conduct and Ethics, which applies to all officers, directors, employees, and consultants. The Code of Business Conduct and Ethics is available on Elicio’s website. If Elicio makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, Elicio will promptly disclose the nature of the amendment or waiver on its website.
Corporate Governance Guidelines
In June 2023, the Board of Directors, following the Merger, adopted Angion’s Corporate Governance Guidelines, as subsequently amended from time to time, to assure the Board of Directors will have the necessary authority and practices in place to review and evaluate Elicio’s business operations as needed and to make decisions that are independent of Elicio’s management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to Board of Directors composition and selection, Board of Directors meetings and involvement of senior management, and Board of Directors committees and compensation. The Corporate Governance Guidelines may be viewed on our website.
Insider Trading Policy and Procedures
We have an insider trading compliance policy that, among other things, governs the buying and selling of our securities by all of our personnel, including directors, officers, employees and consultants and certain other covered persons. Our policy is designed to prevent violations of insider trading laws by our personnel and to avoid even the appearance of improper conduct in this regard by our personnel. The policy prohibits covered persons from purchasing or selling our securities while in possession of material non-public information (except in limited circumstances, such as pursuant to a previously established trading plan). In addition, the policy prohibits all employees (including officers and directors) and consultants from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities, including any of the following activities: (1) “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) of our securities; (2) purchasing our securities on margin or using our securities to secure margin or other loans; (3) transactions in our securities involving certain forms of hedging or monetization transactions such as zero-cost collars and forward sales contracts; and (4)

Elicio Therapeutics, Inc.	26	2026 Proxy Statement

transactions in publicly traded options relating to our securities (i.e., options that are not granted by us). The policy includes quarterly and other trading blackouts and sets forth the procedures covered persons must follow before transacting in our securities, including pre-clearance by our Compliance Officer, or in their absence, our Chief Financial Officer, of all transactions by executive officers and directors and certain employees and consultants, as well as members of their households. A copy of our insider trading compliance policy is filed as an exhibit to our Annual Report.
The insider trading compliance policy described above applies to transactions by our directors, officers, employees, consultants, and other covered persons. We have not adopted a separate insider trading policy governing the purchase, sale, and/or other disposition of our securities by the Company itself. As part of the oversight of risk, the Board of Directors, or one or more of its committees, approves any transaction, plan or arrangement by or with the Company with respect to our securities on a case-by-case basis, and as part of its procedures to review and approve any such transaction, plan or arrangement, the Board of Directors or committee consults with legal counsel to ensure compliance with applicable insider trading laws, rules and regulations, and listing standards.
Clawback Policy
In October 2023, our Board of Directors adopted a Clawback Policy to comply with the new clawback rules and listing standards promulgated by the SEC and Nasdaq, respectively. The Clawback Policy generally provides that we will seek to recover, in the event of a required accounting restatement, excess incentive compensation received by covered officers where that compensation is based on erroneously reported financial information, regardless of fault or misconduct.

Elicio Therapeutics, Inc.	27	2026 Proxy Statement

Proposal 2
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has selected Baker Tilly US, LLP as Elicio’s independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Baker Tilly US, LLP has audited Elicio’s financial statements since 2023. Representatives of Baker Tilly US, LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither Elicio’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Baker Tilly US, LLP as Elicio’s independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Baker Tilly US, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Elicio and its stockholders.
In deciding to appoint Baker Tilly US, LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Baker Tilly US, LLP and concluded that Baker Tilly US, LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2026.
The affirmative vote of the holders of a majority of the voting power of the votes cast, by remote communication, or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on this matter will be required to ratify the selection of Baker Tilly US, LLP.

Elicio Therapeutics, Inc.	28	2026 Proxy Statement

Principal Accountant Fees and Services
The following table sets forth all fees billed for professional audit, tax and other services rendered by Baker Tilly US, LLP(1):

	Year Ended December 31,
	2025	2024
	($)	($)

Audit Fees(2)	572,069	567,800
Audit-Related Fees(3)	—	—
Tax Fees(4)	—	—
Other(5)	—	—
Total Fees	572,069	567,800
1.Baker Tilly US, LLP served as Elicio’s auditor for the years ended December 31, 2025 and 2024.
2.Audit fees are for professional services for the audit of our financial statements, the review of quarterly interim financial statements, and for services that are normally provided by the accountant in connection with other regulatory filings or engagements. Fees for the years ended December 31, 2025 and 2024 include services associated with registration statements and comfort letters, in addition to the 2025 and 2024 audits.
3.Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting standards.
4.Tax fees are for compliance and consultation.
5.All other fees consist principally of all other permissible work performed by Baker Tilly US, LLP that does not meet the above category descriptions.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by Elicio’s independent registered public accounting firm, Baker Tilly US, LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that services may be pre-approved by its Chairperson, Karen Wilson. All of the services described above for fiscal years 2025 and 2024 were pre-approved, to the extent applicable, by the Audit Committee or the Audit Committee Chairperson.
The Audit Committee has determined the rendering of services other than audit services by Baker Tilly US, LLP is compatible with maintaining the principal accountant’s independence.

VOTE

The Board of Directors recommends a vote IN FAVOR of Proposal 2.

Elicio Therapeutics, Inc.	29	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of Elicio’s common stock as of September 17, 2026 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of Elicio as a group; and (iv) all those known by Elicio to be beneficial owners of more than five percent of its common stock. Percentage of ownership is based on 27,091,187 shares of common stock outstanding on September 17, 2026. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of September 17, 2026, are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person.

Beneficial Owner(1)	Number of Shares	Percent of Total

5% and Greater Stockholders:
GKCC, LLC(2)	6,552,139	23.2%
Moti Investments LLC(3)	1,408,892	5.2%
Named Executive Officers and Directors:
Yekaterina (Katie) Chudnovsky(4)	9,772,764	31.1%
Julian Adams, Ph.D.(5)	67,416	*
Carol Ashe(6)	31,009	*
Robert Connelly(7)	521,613	1.9%
Karen Wilson(8)	24,860	*
Robert R. Ruffolo, Jr., Ph.D.(9)	33,178	*
Allen R. Nissenson, M.D.(10)	22,989	*
Christopher Haqq, M.D., Ph.D.(11)	202,329	*
Peter DeMuth, Ph.D.(12)	159,991	*
Jay Venkatesan, M.D.(13)	436,101	1.6%
Preetam Shah, Ph.D.(14)	75,851	*
All current executive officers and directors as a group (11 persons)(15)	11,348,101	34.6%
*Less than one percent.
1.This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Elicio believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 27,091,187 shares outstanding on September 17, 2026, adjusted as required by the rules promulgated by the SEC. Unless otherwise noted below, the address for persons listed in the table is c/o Elicio Therapeutics, Inc., 451 D Street, Boston, Massachusetts 02210.

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2.Includes (i) 5,416,212 shares of our common stock held directly by GKCC, LLC, (ii) 1,032,702 shares of common stock underlying pre-funded warrants, and (iii) 103,225 shares of common stock underlying common warrants exercisable within 60 days of September 17, 2026. Yekaterina (Katie) Chudnovsky has sole voting and investment control over the shares held by GKCC, LLC and may be deemed to beneficially own such shares. The address of GKCC, LLC is 501 Silverside Road, Suite 87AVA, Wilmington, DE 19809.
3.Based solely on a Schedule 13G filed with the SEC on July 16, 2026 by Moti Investments LLC, reporting beneficial ownership as of July 1, 2026. Moti Investments LLC reported sole voting power and sole dispositive power with respect to 1,408,892 shares of our common stock, and shared voting power and shared dispositive power with respect to no shares. Kalpana H. Jogani, as Manager of Moti Investments LLC, executed the Schedule 13G on its behalf. The address of Moti Investments LLC is 392 Marsa Dubai, Flat 1006, Dubai, United Arab Emirates.
4.Consists of (i) 20,625 shares of our common stock that may be acquired pursuant to the exercise of stock options within 60 days of September 17, 2026, (ii) 5,416,212 shares of common stock held by GKCC, LLC of which Yekaterina (Katie) Chudnovsky has sole voting and investment control over and may be deemed to beneficially own such shares, (iii) 1,032,702 shares of common stock underlying pre-funded warrants exercisable within 60 days of September 17, 2026 held by GKCC, LLC of which Yekaterina (Katie) Chudnovsky has sole voting and investment control over and may be deemed to beneficially own such shares, (iv) 1,600,000 shares of common stock underlying pre-funded warrants exercisable within 60 days of September 17, 2026, (v) 103,225 shares of common stock underlying common warrants exercisable within 60 days of September 17, 2026 held by GKCC, LLC of which Yekaterina (Katie) Chudnovsky has sole voting and investment control over and may be deemed to beneficially own such shares, and (vi) 1,600,000 shares of common stock underlying common warrants exercisable within 60 days of September 17, 2026.
5.Consists of 67,416 shares of our common stock that may be acquired pursuant to the exercise of stock options within 60 days of September 17, 2026.
6.Consists of 31,009 shares of our common stock that may be acquired pursuant to the exercise of stock options within 60 days of September 17, 2026.
7.Consists of (i) 46,970 shares of our common stock held directly by Robert Connelly and (ii) 474,643 shares of our common stock that may be acquired pursuant to the exercise of stock options within 60 days of September 17, 2026.
8.Consists of (i) 1,871 shares of our common stock held directly by Karen Wilson and (ii) 22,989 shares of our common stock that may be acquired pursuant to the exercise of stock options within 60 days of September 17, 2026.
9.Consists of 33,178 shares of our common stock that may be acquired pursuant to the exercise of stock options within 60 days of September 17, 2026.
10.Consists of 22,989 shares of our common stock that may be acquired pursuant to the exercise of stock options within 60 days of September 17, 2026.
11.Consists of (i) 31,981 shares of our common stock held directly by Christopher Haqq, M.D., Ph.D. and (ii) 170,348 shares of our common stock that may be acquired pursuant to the exercise of stock options within 60 days of September 17, 2026.
12.Consists of (i) 743 shares of our common stock held directly by Peter DeMuth, Ph.D. and (ii) 159,248 shares of our common stock that may be acquired pursuant to the exercise of stock options within 60 days of September 17, 2026.
13.Consists of (i) 169,270 shares of our common stock held directly by Jay Venkatesan, M.D., (ii) 953 shares of our common stock held by the Venkatesan Family Trust, (iii) 50,000 shares of common stock underlying common warrants exercisable within 60 days of September 17, 2026, and (iv) 215,878 shares of our common stock that may be acquired pursuant to the exercise of stock options within 60 days of September 17, 2026.
14.Consists of 75,851 shares of our common stock that may be acquired pursuant to the exercise of stock options within 60 days of September 17, 2026.
15.Consists of the shares described in footnotes 4 through 14 above.

Elicio Therapeutics, Inc.	31	2026 Proxy Statement

Executive Officers of the Company
The following table sets forth information concerning our executive officers, including their ages, as of September 17, 2026. Biographical information for Robert Connelly is included in Proposal 1.

Name	Age	Position(s)

Robert Connelly	66	President, Chief Executive Officer and Director
Preetam Shah, Ph.D.	54	Chief Strategy and Financial Officer and Treasurer
Christopher Haqq, M.D., Ph.D.	60	Executive Vice President, Head of Research and Development and Chief Medical Officer
Peter DeMuth, Ph.D.	40	Chief Scientific Officer

Preetam Shah, Ph.D., has served as Elicio’s Chief Strategy and Financial Officer and Treasurer since March 2025. He previously served as Chief Financial Officer and Chief Business Officer of Cidara Therapeutics, Inc., a publicly traded biotechnology company, from September 2021 to August 2024 and Chief Financial Officer and Principal Accounting Officer from August 2024 to February 2025. Prior to that, Dr. Shah served as Executive Vice President, Chief Financial Officer and Treasurer at Brainstorm Cell Therapeutics, Inc. (“Brainstorm”), a publicly traded biotechnology company, from September 2019 to August 2021. Prior to Brainstorm, Dr. Shah spent over six years as an investment banker advising healthcare companies on equity, debt and M&A transactions and holding senior roles at banks, including Barclays Capital PLC, from June 2016 to September 2019, and Canaccord Genuity Inc., from July 2013 to May 2016. From 2010 to 2013, Dr. Shah founded Saisarva LLC, a healthcare consulting firm. During this period, he also acted as a consultant for healthcare-focused private equity firms and hedge funds. From 2006 to 2009, Dr. Shah served as Vice President, U.S. Operations and Investments at Reliance Capital USA Ventures LLC, an affiliate of Reliance ADA Group Companies, where he was responsible for making early-stage venture investments in healthcare companies. Dr. Shah completed his post-doctoral fellowship in Infectious Diseases from Stanford University School of Medicine. He holds a Ph.D. in Microbiology from the University of Mississippi Medical Center, an M.B.A. in Finance from the Wharton School, University of Pennsylvania, and a B.A. in Mathematics and in Biology from McDaniel College.

Preetam Shah, Ph.D. Chief Strategy & Financial Officer Age: 54

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Christopher Haqq, M.D., Ph.D. has served as Elicio’s Executive Vice President, Head of Research and Development and Chief Medical Officer since June 2023 and previously served as Former Elicio’s Executive Vice President, Head of Research and Development and Chief Medical Officer from October 2019 until the Merger. Dr. Haqq brings over 20 years of drug development leadership experience at both large and small biotechnology companies. From February 2017 to October 2019, Dr. Haqq served as the Executive Vice President, Research and Development and Chief Scientific Officer of Atara Biotherapeutics, Inc., a biotechnology company focused on T-cell immunotherapy including Ebvallo®, where he previously served as the first Chief Medical Officer from 2012 to 2017. From 2007 to 2011, Dr. Haqq was the lead medical monitor for the pivotal trial leading to marketing approval for Zytiga® at Cougar Biotechnology, Inc., a cancer-focused biotechnology company that was acquired by Johnson & Johnson in 2009. Prior to that time, Dr. Haqq served in drug development roles at Amgen Inc., a biotechnology company, and practiced as a medical oncologist and led a translational science laboratory as an Assistant Adjunct Professor in the Division of Hematology/Oncology at the University of California, San Francisco. From July 2019 to July 2022, Dr. Haqq served on the board of a privately held real estate rental company. From November 2020 to April 2021, he served as a director of Consonance-HFW Acquisition Corp. Dr. Haqq received a B.S. from Stanford University and an M.D. and a Ph.D. from Harvard Medical School.

Christopher Haqq, M.D., Ph.D. Chief Medical Officer Age: 60

Peter DeMuth, Ph.D. has served as Elicio’s Chief Scientific Officer since June 2023 and previously served as Former Elicio’s Chief Scientific Officer from January 2022 until the Merger. Dr. DeMuth brings over 15 years of biotechnology experience in oncology, immunology and materials science. From June 2013 to August 2017, Dr. DeMuth served as a Scientist at Former Elicio. In late 2017, Dr. DeMuth began to hold roles of increasing responsibility at Former Elicio, where he served as Director of Research from August 2017 to November 2018, and then as Vice President of Research from November 2018 to January 2022. Prior to joining Former Elicio, Dr. DeMuth oversaw efforts to develop novel technologies for vaccine delivery at the Massachusetts Institute of Technology’s (“MIT”) Koch Institute for Integrative Cancer Research in affiliation with the Ragon Institute of Massachusetts General Hospital, MIT, and Harvard University, where he received recognition from the National Science Foundation, the American Chemical Society, and the Thomas and Stacy Siebel Foundation. In 2015, Dr. DeMuth received the Quadrant Award from Quadrant AG, a global manufacturer and innovator in polymer materials science, for research he completed while at the Koch Institute at MIT. Dr. DeMuth has also been an NIH Fellow at the Whitehead Institute for Biomedical Research and a research fellow at Novartis Vaccines and Diagnostics. As a Howard Hughes Research Fellow at the University of Maryland, he was awarded the University Medal for his development of advanced technologies for oncology therapeutics. In 2024, Dr. DeMuth was named in PharmaVoice 100s: Trailblazers and was named in the 40 Under 40 in Cancer. Dr. DeMuth received a B.S. in Chemical Engineering and B.S. in Biochemistry from the University of Maryland, College Park and a Ph.D. in Biological Engineering from MIT.

Peter DeMuth, Ph.D. Chief Scientific Officer Age: 40

Elicio Therapeutics, Inc.	33	2026 Proxy Statement

Executive Compensation
The following is a discussion and analysis of compensation arrangements of our Named Executive Officers. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
We seek to ensure the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives. Our Named Executive Officers for fiscal year 2025 were as follows:
•Robert Connelly, President, Chief Executive Officer and Director;
•Preetam Shah, Ph.D., Chief Strategy and Financial Officer and Treasurer; and
•Christopher Haqq, M.D., Ph.D., Executive Vice President, Head of Research and Development and Chief Medical Officer.
2025 Summary Compensation Table
The following table sets forth total compensation paid to our Named Executive Officers for the fiscal years ended on December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	Bonus Compensation ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total(4) ($)

Robert Connelly President, Chief Executive Officer, and Director	2025	632,700	906,960	—	348,000	—	1,887,660
	2024	608,400	1,093,421	—	334,620	—	2,036,441
Preetam Shah, Ph.D., Chief Strategy and Financial Officer and Treasurer (5)	2025	350,612(6)	796,143	—	201,600	29,331	1,377,686
	2024	—	—	—	—	—	—
Christopher Haqq, M.D., Ph.D., Executive Vice President, Head of Research and Development and Chief Medical Officer	2025	528,100	328,176	—	221,900	—	1,078,176
	2024	507,807	205,365	—	213,280	—	926,452
1.Amounts shown represent the aggregate grant date fair value of options granted as calculated in accordance with FASB ASC Topic 718. See Note 2 of the financial statements included in our Annual Report for the assumptions used in calculating this amount.
2.Non-equity incentive plan compensation includes discretionary bonuses based on pre-established performance criteria. For fiscal year 2025, the bonuses were paid in February 2026. For fiscal year 2024, the bonuses were paid in February 2025. Please see the descriptions of the bonuses paid to our Named Executive Officers under “Narrative to Summary Compensation Table” below, including target amounts for the discretionary annual bonuses.
3.All other compensation includes COBRA payments and reimbursements of existing health coverage.

Elicio Therapeutics, Inc.	34	2026 Proxy Statement

4.Except as otherwise noted, our Named Executive Officers received no compensation other than salaries, bonuses, and stock option awards.
5.Dr. Shah commenced employment as Chief Strategy and Financial Officer and Treasurer of the Company on March 24, 2025.
6.Dr. Shah’s base salary for fiscal year 2025 was $480,000, of which $350,612 was received due to his starting date of employment in March 2025.
Narrative to Summary Compensation Table
Robert Connelly
Effective as of the effective time of the Merger, our Board of Directors appointed Mr. Connelly as President and Chief Executive Officer of the Company. Prior to the completion of the Merger, Mr. Connelly was Chief Executive Officer of Former Elicio. Former Elicio entered into an employment agreement with Mr. Connelly in November 2018. The agreement provides for a base salary, which may be modified from time to time at the discretion of the Board of Directors, and an annual performance bonus awarded at the discretion of the Board of Directors. The agreement also provided for an initial option grant and a signing bonus.
Mr. Connelly’s base salary for fiscal year 2024 was $608,400, increased to $632,700 for fiscal year 2025, and, effective as of January 1, 2026, increased to $664,400 for fiscal year 2026.
For 2024, Mr. Connelly’s target bonus percentage was 55% of his base salary. Mr. Connelly’s bonus target remained at 55% of his base salary for 2025 and remains at 55% for 2026. In 2025, Mr. Connelly was paid a discretionary cash bonus, based on the achievement of 2024 Company corporate goals, of $334,620, which represented 100% of his target bonus. In 2026, Mr. Connelly was paid a discretionary cash bonus, based on the achievement of 2025 Company corporate goals, of $348,000, which represented 100% of his target bonus.
In February 2024, we granted Mr. Connelly an option to purchase 225,137 shares of our common stock under the 2021 Equity Incentive Award Plan (the "2021 Plan"). Mr. Connelly’s option vests over four years with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments at the end of each month thereafter, subject to Mr. Connelly being employed or in continuous service to Elicio as defined in the 2021 Plan through such vesting date. In September 2024, Mr. Connelly was granted an option to purchase 91,600 shares of our common stock under the 2021 Plan. Mr. Connelly’s option vested as to 50% of the shares on the first anniversary of the grant date and 50% of the shares on the second anniversary of the grant date. In February 2025, we granted Mr. Connelly an option to purchase 121,600 shares of our common stock under the 2021 Plan. Mr. Connelly’s option vests over four years with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments at the end of each month thereafter, subject to Mr. Connelly being employed or in continuous service to Elicio as defined in the 2021 Plan through such vesting date. In February 2026, we granted Mr. Connelly an option to purchase 147,200 shares of our common stock and 73,600 restricted stock units (“RSUs”) under the 2021 Plan. Mr. Connelly’s option vests over four years with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments at the end of each month thereafter, subject to Mr. Connelly being employed or in continuous service to Elicio as defined in the 2021 Plan through such vesting date. Mr. Connelly’s RSUs vest over four years with 25% vesting on each anniversary of the grant date, subject to Mr. Connelly being employed or in continuous service to Elicio as defined in the 2021 Plan through such vesting date. In July 2026, Mr. Connelly was granted an option to purchase 186,944 shares of our common stock under the 2021 Plan. Mr. Connelly’s option vests over two years with 50% vesting on the first anniversary of the grant date and the remainder vesting on the second anniversary of the grant date, subject to Mr. Connelly being employed or in continuous service to Elicio as defined in the 2021 Plan through such vesting date.
Mr. Connelly is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “Potential Payments upon Termination or Change of Control.”

Elicio Therapeutics, Inc.	35	2026 Proxy Statement

Preetam Shah, Ph.D.
The Company entered into an employment agreement with Dr. Shah on March 21, 2025, effective as of March 24, 2025. The agreement provides for an initial base salary of $480,000, which can be increased from time to time at the discretion of the Board of Directors. Dr. Shah is also eligible for an annual performance bonus awarded at the discretion of the Board of Directors, with his target bonus equal to 40% of his base salary. The agreement also provided for an initial option grant. Further, pursuant to the terms of the agreement, Dr. Shah received reimbursement from the Company for the cost of his then-current health coverage premiums for a 15-month period beginning April 1, 2025, less the premium he would have paid had he elected to be initially covered by the Company’s insurance policies. Following the expiration of such reimbursement period, Dr. Shah became eligible to participate in the Company’s benefit plans in accordance with their terms.
Dr. Shah’s base salary for fiscal year 2025 was $480,000, of which $350,612 was received due to the prorated start date in March 2025. Effective as of January 1, 2026, Dr. Shah’s base salary increased to $504,000 for fiscal year 2026.
For 2025, Dr. Shah's bonus target was 40% of his base salary. Dr. Shah’s bonus target remains at 40% of his base salary for 2026. In 2026, Dr. Shah was paid a discretionary cash bonus, based on the achievement of 2025 Company corporate goals and individual goals applicable to Dr. Shah, of $201,600, which represented 105% of his target bonus.
In connection with the commencement of his employment, the Company granted Dr. Shah an option to purchase 191,624 shares of our common stock, equal to 1.2% of the total shares of the Company’s common stock outstanding as of April 15, 2025, the grant date of the option. Dr. Shah’s option vests over four years with 25% vesting on the first anniversary of his start date of employment and the remainder vesting in 36 equal monthly installments thereafter, subject to Dr. Shah being employed or in continuous service to the Company as provided in the Company’s 2024 Inducement Incentive Award Plan through each such vesting date. In February 2026, we granted Dr. Shah an option to purchase 47,900 shares of our common stock and 24,000 RSUs under the 2021 Plan. Dr. Shah’s option vests over four years with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments at the end of each month thereafter, subject to Dr. Shah being employed or in continuous service to Elicio as defined in the 2021 Plan through such vesting date. Dr. Shah’s RSUs vest over four years with 25% vesting on each anniversary of the grant date, subject to Dr. Shah being employed or in continuous service to Elicio as defined in the 2021 Plan through such vesting date. In July 2026, Dr. Shah was granted an option to purchase 60,833 shares of our common stock under the 2021 Plan. Dr. Shah’s option vests over two years with 50% vesting on the first anniversary of the grant date and the remainder vesting on the second anniversary of the grant date, subject to Dr. Shah being employed or in continuous service to Elicio as defined in the 2021 Plan through such vesting date.
In fiscal year 2025, Dr. Shah received $29,331 in other compensation relating to COBRA payments and reimbursements of existing health coverage.
Dr. Shah is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “Potential Payments upon Termination or Change of Control.”

Elicio Therapeutics, Inc.	36	2026 Proxy Statement

Christopher Haqq, M.D., Ph.D.
Effective as of the effective time of the Merger, the Board of Directors appointed Dr. Haqq as Executive Vice President, Head of Research and Development and Chief Medical Officer of the Company. Prior to the completion of the Merger, Dr. Haqq was Executive Vice President, Head of Research and Development and Chief Medical Officer of Former Elicio. Former Elicio entered into an offer letter with Dr. Haqq in September 2019. The agreement provides for a base salary, which may be modified from time to time at the discretion of the Board of Directors, and an annual performance bonus awarded at the discretion of the Board of Directors. The agreement also provided for an initial grant of RSUs, which was granted in October 2019 pursuant to the terms of the offer letter; the RSUs accelerated and vested in full upon the consummation of the Merger and were settled in Former Elicio common stock immediately prior to the consummation of the Merger. Additionally, under the terms of his offer letter, Dr. Haqq is also entitled to an annual allowance to be used for the rental or purchase of an apartment near Elicio’s headquarters previously in Cambridge, Massachusetts and now in Boston, Massachusetts, with such annual allowance subject to applicable taxes.
Dr. Haqq’s base salary for fiscal year 2024 was $507,807, increased to $528,100 for fiscal year 2025, and, effective as of January 1, 2026, increased to $554,600 for fiscal year 2026.
For 2024, Dr. Haqq’s bonus target was 40% of his base salary. Dr. Haqq’s bonus target remained at 40% of his base salary for 2025 and remains at 40% for 2026. In 2025, Dr. Haqq was paid a discretionary cash bonus, based on the achievement of 2024 Company corporate goals and individual goals applicable to Dr. Haqq, of $213,280, which represented 105% of his target bonus. In 2026, Dr. Haqq was paid a discretionary cash bonus, based on the achievement of 2025 Company corporate goals and individual goals applicable to Dr. Haqq, of $221,900, which represented 105% of his target bonus.
In February 2024, we granted Dr. Haqq an option to purchase 28,200 shares of our common stock under the 2021 Plan. Dr. Haqq’s option vests over four years with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments at the end of each month thereafter, subject to Dr. Haqq being employed or in continuous service to Elicio as defined in the 2021 Plan through such vesting date. In September 2024, we granted Dr. Haqq an option to purchase 28,200 shares of our common stock under the 2021 Plan. Dr. Haqq’s option vested as to 50% of the shares on the first anniversary of the grant date and 50% of the shares on the second anniversary of the grant date. In February 2025, we granted Dr. Haqq an option to purchase 44,000 shares of our common stock under the 2021 Plan. Dr. Haqq’s option vests over four years with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments at the end of each month thereafter, subject to Dr. Haqq being employed or in continuous service to Elicio as defined in the 2021 Plan through such vesting date. In February 2026, we granted Dr. Haqq an option to purchase 50,900 shares of our common stock and 25,400 RSUs under the 2021 Plan. Dr. Haqq’s option vests over four years with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments at the end of each month thereafter, subject to Dr. Haqq being employed or in continuous service to Elicio as defined in the 2021 Plan through such vesting date. Dr. Haqq’s RSUs vest over four years with 25% vesting on each anniversary of the grant date, subject to Dr. Haqq being employed or in continuous service to Elicio as defined in the 2021 Plan through such vesting date. In July 2026, Dr. Haqq was granted an option to purchase 64,643 shares of our common stock under the 2021 Plan. Dr. Haqq’s option vests over two years with 50% vesting on the first anniversary of the grant date and the remainder vesting on the second anniversary of the grant date, subject to Dr. Haqq being employed or in continuous service to Elicio as defined in the 2021 Plan through such vesting date.
Dr. Haqq is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “Potential Payments upon Termination or Change of Control.”

Elicio Therapeutics, Inc.	37	2026 Proxy Statement

Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
Mr. Connelly, Dr. Shah, and Dr. Haqq are eligible to participate in our 401(k) program on the same terms as other full-time employees, subject to their continuing employment. We believe that providing a vehicle for tax-deferred retirement savings through a 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our Named Executive Officers, in accordance with our compensation policies.
All of our full-time employees, including our Named Executive Officers, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits; short-term and long-term disability insurance; and life and Accidental Death and Dismemberment insurance, subject to their continuing employment and the terms of their employment agreement. For 2025, commencing upon his employment, Dr. Shah received reimbursement from the Company for the cost of his then-current health coverage premiums for a 15-month period so long as he continued to pay such current health coverage premium, less the premium he would have paid if he had elected to be initially covered by the Company’s insurance coverage. Following the expiration of such reimbursement period, Dr. Shah became eligible to participate in the Company’s benefit plans in accordance with their terms.
Perquisites and Other Personal Benefits
We determine perquisites on a case-by-case basis and will provide a perquisite to a Named Executive Officer when we believe it is necessary to attract or retain the Named Executive Officer. In 2024 and 2025, for Mr. Connelly and Dr. Haqq, we did not provide any perquisites or personal benefits not otherwise made available to our other employees. For 2025, commencing upon his employment, Dr. Shah received reimbursement from the Company for the cost of his then-current health coverage premiums for a 15-month period so long as he continued to pay such current health coverage premium, less the premium he would have paid if he had elected to be initially covered by the Company’s insurance coverage.

Elicio Therapeutics, Inc.	38	2026 Proxy Statement

Outstanding Equity Awards at 2025 Fiscal Year End
The following table lists all outstanding equity awards held by our Named Executive Officers as of December 31, 2025.

		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares or Units of Shares that Have Not Vested ($)

Robert Connelly	9/8/2020 (3)	27,150	—	9.39	9/8/2030	—	—
	11/28/2022 (2)	147,912	—	3.86	11/28/2032	—	—
	2/1/2024 (1)	103,187	121,950	4.50	2/1/2034	—	—
	9/30/2024 (4)	45,800	45,800	5.03	9/30/2034	—	—
	2/3/2025 (1)	—	121,600	8.92	2/3/2035	—	—
Preetam Shah, Ph.D.	4/15/2025 (1)	—	191,624	4.98	4/15/2035	—	—
Christopher Haqq, M.D., Ph.D.	3/31/2022 (1)	3,620	—	13.81	3/31/2032	—	—
	11/28/2022 (2)	99,891	—	3.86	11/28/2032	—	—
	2/1/2024 (1)	12,925	15,275	4.50	2/1/2034	—	—
	9/30/2024 (4)	14,100	14,100	5.03	9/30/2034	—	—
	2/3/2025 (1)	—	44,000	8.92	2/3/2035	—	—
1.The stock option vests as to 25% of the shares on the first anniversary of the vesting commencement date and thereafter 1/36th of the remaining shares subject to the award vest on each monthly anniversary of the vesting commencement date, subject to the holder’s continued service to Elicio through each vesting date.
2.The stock option vests as to 1/36th of the shares subject to the award on each monthly anniversary of the vesting commencement date, subject to the holder’s continued service to Elicio through each vesting date.
3.The stock option vested upon the Company submitting an Investigational New Drug Application to the Food and Drug Administration for any of the Company’s Amphiphile vaccine candidates prior to December 31, 2020.
4.The stock option vested as to 50% of the shares on the first anniversary of the vesting commencement date and 50% of the shares on the second anniversary of the vesting commencement date.
Potential Payments Upon Termination or Change of Control
In February 2024, we entered into an executive severance plan (the “Severance Plan”) covering the Named Executive Officers, superseding and replacing the severance benefits they would otherwise be entitled to receive.
Under our Severance Plan encompassing each of our Named Executive Officers, if such Named Executive Officer’s employment with us is terminated without Cause (as defined in the Severance Plan), the applicable Named Executive Officer will be entitled to receive an amount equal to the product of (i) the Normal Multiplier (as defined in the Severance Plan) and (ii) the Named Executive Officer’s then-current base salary. For our Named Executive Officers, the applicable severance is 9 months of continued base salary (or 12 months for Mr. Connelly). The Named Executive Officers are also entitled to continue participating in our health benefits for their applicable Severance Period (as defined in the Severance Plan). In the case of Mr. Connelly, any outstanding unvested, time-based equity awards scheduled to vest during the 12 months following his termination date will fully

Elicio Therapeutics, Inc.	39	2026 Proxy Statement

vest as of the effective date of Mr. Connelly’s termination of employment. In the event of a termination without Cause (as defined in the Severance Plan) or resignation for Good Reason (as defined in the Severance Plan) during the Change in Control Period (as defined in the Severance Plan), the applicable Named Executive Officer will be entitled to receive an amount equal to the product of (i) the CIC Multiplier (as defined in the Severance Plan) and (ii) the Named Executive Officer’s then-current base salary and then-current target annual bonus opportunity, payable as a one-time lump sum. For our Named Executive Officers, the applicable severance is equal to 12 months of base salary (or 18 months for Mr. Connelly). The Named Executive Officers are also entitled to continue participating in our health benefits for their applicable CIC Severance Period (as defined in the Severance Plan). Additionally, any outstanding unvested equity awards held by the Named Executive Officer under the Company’s then-current outstanding equity incentive plan(s) will become fully vested as of the effective date of the Named Executive Officer’s termination of employment. The foregoing severance benefits are subject to the applicable Named Executive Officer’s delivery of an executed release of claims against us within 60 days following termination or such shorter time period as may be set forth, and continued compliance with the Named Executive Officer’s confidentiality obligations or restrictive covenants in effect prior to termination.
Under the employment agreement entered into between the Company and Dr. Shah, in the event Dr. Shah’s employment is terminated by the Company without Cause or Dr. Shah resigns for Good Reason (whether or not in connection with a Change in Control (as defined in the Severance Plan)), Dr. Shah will be entitled to an amount equal to the Company’s contribution of the premium for continuation of coverage under COBRA for the Severance Period in accordance with the Severance Plan, regardless of whether the Company continues to offer such health coverage benefits or whether the Company is required to pay for such health coverage benefits to other employees. In this event, the Company will pay such amount in a single lump sum on such date in accordance with the terms of the Severance Plan.
Policies and Practices Related to the Grant of Certain Equity Awards
Our equity awards, including stock options, are granted in connection with our yearly compensation cycle and regularly scheduled meetings of the Compensation Committee.
Typically, our practice is to make annual award grants in the first quarter of each fiscal year. Our policy is to not grant stock options or similar awards in anticipation of the release of material non-public information and to not time the release of material non-public information based on equity award grant date, but some option grants may be granted close in time to the release of material non-public information to the extent those options are being granted upon the hiring of new executive officers or in connection with annual grants made in connection with our yearly compensation cycle or as part of our director compensation policy.
During the year ended December 31, 2025, we did not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation, and none of our Named Executive Officers were awarded options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material non-public information, and ending one business day after the filing or furnishing of such reports.

Elicio Therapeutics, Inc.	40	2026 Proxy Statement

Director Compensation
We have adopted a compensation policy for our non-employee directors (“Director Compensation Program”), which is amended from time to time. The Director Compensation Program was most recently amended and restated effective as of August 31, 2026. Such Director Compensation Program is subject to further amendment by the Board of Directors as appropriate. Pursuant to the Director Compensation Program, our non-employee directors receive cash compensation as follows:
•Each non-employee director receives an annual cash retainer in the amount of $40,000 per year.
•The non-executive chairperson receives an additional annual cash retainer in the amount of $35,000 per year.
•The chairperson of the Audit Committee receives additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee receives additional annual cash compensation in the amount of $7,500 per year for such member’s service on the Audit Committee.
•The chairperson of the Compensation Committee receives additional annual cash compensation in the amount of $12,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee receives additional annual cash compensation in the amount of $6,000 per year for such member’s service on the Compensation Committee.
•The chairperson of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Nominating and Corporate Governance Committee.
Under the Director Compensation Program, as amended and restated by the Board of Directors in August 2026, each non-employee director will automatically be granted an option to purchase 43,500 shares of our common stock upon the director’s initial appointment or election to our Board of Directors (the “Initial Grant”) and an option to purchase 21,750 shares of our common stock automatically on the date of each annual meeting of stockholders thereafter (the "Annual Grant"), subject to amendment of the Director Compensation Program by the Board of Directors.
The Initial Grant will vest as to 1/36th of the underlying shares on a monthly basis over three years, subject to continued service through each applicable vesting date. The Annual Grant will vest on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders to the extent unvested as of such date, subject to continued service through each applicable vesting date. The exercise price per share of director options is equal to the fair market value of a share of our common stock on the grant date, and the director options, along with any other equity awards held by the director, will vest in full upon (i) a termination of service due to the director’s death or Disability (as defined in the 2021 Plan) or (ii) the consummation of a Change in Control (as defined in the 2021 Plan).
For 2026, in lieu of an award on the date of the Annual Meeting, the non-employee directors received the Annual Grant on August 31, 2026 (the “2026 Awards”). The 2026 Awards will vest on the earlier of the one-year anniversary of the date of grant of the 2026 Awards and the 2027 Annual Meeting, subject to continued service through the applicable vesting date.
Each non-employee director is entitled to reimbursement from the Company for all reasonable, documented, out-of-pocket travel and other business expenses incurred by the non-employee director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.

Elicio Therapeutics, Inc.	41	2026 Proxy Statement

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total(2) ($)

Julian Adams, Ph.D.(3)	83,000	37,758	120,758
Carol Ashe(4)	62,500	37,758	100,258
Allen Nissenson, M.D.(5)	52,500	37,758	90,258
Yekaterina (Katie) Chudnovsky(6)	40,000	37,758	77,758
Robert R. Ruffolo, Jr., Ph.D.(7)	45,000	37,758	82,758
Karen Wilson(8)	60,000	37,758	97,758
Jay Venkatesan, M.D.(9)	40,000	37,758	77,758
1.Amounts shown represent the aggregate grant date fair value of options granted during fiscal year 2025 as calculated in accordance with FASB ASC Topic 718. See Note 2 of the financial statements included in our Annual Report for the assumptions used in calculating this amount.
2.Non-employee directors only received cash fees and stock option awards as compensation for their service on the Board of Directors.
3.As of December 31, 2025, Dr. Adams held options to purchase 67,416 shares of our common stock, of which options to purchase 59,432 shares were vested.
4.As of December 31, 2025, Ms. Ashe held options to purchase 31,009 shares of our common stock, of which options to purchase 23,025 shares were vested.
5.As of December 31, 2025, Dr. Nissenson held options to purchase 22,989 shares of our common stock, of which options to purchase 15,089 shares were vested.
6.As of December 31, 2025, Ms. Chudnovsky held options to purchase 20,625 shares of our common stock, of which options to purchase 12,725 shares were vested.
7.As of December 31, 2025, Dr. Ruffolo held options to purchase 33,178 shares of our common stock, of which options to purchase 25,194 shares were vested.
8.As of December 31, 2025, Ms. Wilson held options to purchase 22,989 shares of our common stock, of which options to purchase 15,089 shares were vested.
9.As of December 31, 2025, Dr. Venkatesan held options to purchase 215,878 shares of our common stock, of which options to purchase 207,978 shares were vested.

Elicio Therapeutics, Inc.	42	2026 Proxy Statement

Equity Compensation Plan Information
The following table provides certain aggregate information with respect to all of Elicio’s equity compensation plans in effect as of December 31, 2025.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)

Equity compensation plans approved by security holders(1)	1,520,047	18.87	460,025
Equity compensation plans not approved by security holders(2)	1,101,156	6.09	188,611
Total	2,621,203	13.50	648,636
1.These plans consist of the 2021 Plan, the Angion Biomedica Corp. Second Amended and Restated 2015 Equity Incentive Plan, as amended, and the Elicio Therapeutics, Inc. 2021 Employee Stock Purchase Plan, as amended (the “ESPP”). The 2021 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year equal to the lesser of (i) 5% of the number of shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, or (ii) if our Board of Directors acts prior to the first day of the fiscal year, such lesser amount that our Board of Directors determines for purposes of the annual increase of the fiscal year. As of January 1, 2026, the 2021 Plan was increased by 5% of shares outstanding as of December 31, 2025 pursuant to such evergreen provision. The ESPP also contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year equal to the lesser of (i) 1% of the number of shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, or (ii) if our Board of Directors acts prior to the first day of the fiscal year, such lesser amount that our Board of Directors determines for purposes of the annual increase of the fiscal year. As of January 1, 2026, the ESPP was increased by 1% of shares outstanding as of December 31, 2025 pursuant to such evergreen provision.
2.These plans consist of the Former Elicio 2022 Equity Incentive Plan, as amended (the "2022 Plan"), the Former Elicio 2012 Equity Incentive Plan, as amended (the "2012 Plan"), and the Former Elicio 2024 Inducement Incentive Award Plan for the issuance of inducement stock options granted pursuant to Nasdaq Rule 5635(c)(4). In connection with the Merger, the Company assumed the 2022 Plan and the 2012 Plan (together, the “Former Elicio Plans”) and all stock options issued and outstanding under the Former Elicio Plans. Each outstanding and unexercised option to purchase Former Elicio common stock was adjusted with such Company stock options henceforth representing the right to purchase a number of shares of the Company’s common stock based on the Merger exchange ratio of 0.0181. Any restriction on the exercise of any Former Elicio stock options assumed by the Company will continue in full force and effect and the term, exercisability, vesting schedule, accelerated vesting provisions, and any other provisions of such Former Elicio stock options will otherwise remain unchanged; provided, however, that Elicio’s Board of Directors or a committee thereof will assume the responsibility and the authority of Former Elicio’s Board of Directors or any committee thereof with respect to each Former Elicio stock option assumed by the Company. See Note 8 of the financial statements included in our Annual Report for descriptions of each of the equity plans.

Elicio Therapeutics, Inc.	43	2026 Proxy Statement

Certain Relationships and Related Transactions, and Director Independence
Related Person Transactions Policy and Procedures
Our Board of Directors has adopted a related party transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related party were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the extent of the related party’s interest in the transaction, as well as taking into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics.
Certain Related Person Transactions
The following is a summary of transactions since January 1, 2024 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described in the section titled “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers, principal stockholders, and their affiliates.
All of the transactions set forth below were approved by a majority of our Board of Directors or our Audit Committee. We believe we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by our Audit Committee, or a majority of the members of our Board of Directors, including a majority of the independent and disinterested members of our Board of Directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.
March 2024 Private Placement
In March 2024, we entered into a subscription agreement (the "March Subscription Agreement") with GKCC, LLC, an entity controlled by Yekaterina (Katie) Chudnovsky, a member of our Board of Directors, and which beneficially owns greater than 20% of our shares of common stock outstanding (the “Purchaser”), providing for the issuance and sale by us to the Purchaser of pre-funded warrants to purchase up to 1,032,702 shares of our common stock, par value $0.01 per share (the "March Pre-Funded Warrants"), at a purchase price per March Pre-Funded Warrant of $5.81 (the "March Offering"). The March Offering closed on March 19, 2024 (the “March Offering Closing Date”). Each March Pre-Funded Warrant is exercisable at any time on or after the

Elicio Therapeutics, Inc.	44	2026 Proxy Statement

March Offering Closing Date at an exercise price equal to $0.01 per share, subject to adjustments as provided under the terms of the March Pre-Funded Warrant. The gross proceeds to us from the March Offering were approximately $6.0 million. In connection with the March Offering, we granted the Purchaser certain customary registration rights with respect to the shares of our common stock issuable upon exercise of the March Pre-Funded Warrants and, on June 3, 2024, filed a registration statement on Form S-3 with respect to such shares, which registration statement became effective on June 11, 2024. The March Subscription Agreement contains customary terms and conditions for a transaction of this type, including certain customary indemnification rights and certain customary cash penalties on us for our failure to satisfy specified filing and effectiveness time periods.
July 2024 Public Offering
In July 2024, we closed an underwritten public offering (the “July Offering”) consisting of shares of our common stock, pre-funded warrants (the “July Pre-Funded Warrants”) and common stock purchase warrants (the “July Common Warrants”), as further described below, in which Ms. Chudnovsky, a member of our Board of Directors and beneficial owner of more than 20% of our common stock outstanding, and Dr. Venkatesan, a member of our Board of Directors, along with certain independently managed family trusts, participated. Ms. Chudnovsky purchased 1,600,000 July Pre-Funded Warrants and accompanying July Common Warrants for an aggregate purchase price of $7,984,000 and Dr. Venkatesan and certain independently managed family trusts purchased 200,000 July Pre-Funded Warrants and accompanying July Common Warrants for an aggregate purchase price of $998,000, with such July Pre-Funded Warrants and July Common Warrants subject to the terms and conditions of such securities detailed below.
The July Offering consisted of (i) 500,000 shares of our common stock, par value $0.01 per share (the “July Shares”) and (ii) 1,800,000 July Pre-Funded Warrants, together with the July Common Warrants to purchase up to 2,300,000 shares of our common stock. Each July Share and accompanying July Common Warrant were sold together at a combined offering price of $5.00 per July Share and accompanying July Common Warrant, and each July Pre-Funded Warrant and accompanying July Common Warrant were sold together at a combined offering price of $4.99 per July Pre-Funded Warrant and accompanying July Common Warrant, which represented the combined purchase price per July Pre-Funded Warrant and accompanying July Common Warrant less the $0.01 per share exercise price for each such July Pre-Funded Warrant. The July Common Warrants have an exercise price of $5.00 per share, were immediately exercisable and will expire five years from the issuance date.
Senior Secured Convertible Note Financing
In August 2024, we entered into a securities purchase agreement (the "August Securities Purchase Agreement") pursuant to which we issued a 3.0% Senior Secured Convertible Promissory Note due February 15, 2026 (the "Convertible Note") in the principal amount of $20.0 million (the "Note Financing") to the Purchaser. Pursuant to the terms of the Convertible Note, the Convertible Note would mature on February 15, 2026, unless earlier converted in accordance with the terms of the Convertible Note. Interest on the Convertible Note was to accrue and be payable quarterly in cash on the principal amount equal to 3% per annum, with the initial interest payment date to be June 30, 2025. The Convertible Note was secured by a (i) first priority lien on substantially all assets of the Company and our subsidiaries, pursuant to a security agreement and (ii) first priority lien on intellectual property of the Company, pursuant to an intellectual property security agreement. The Convertible Note was convertible into shares of Elicio common stock, in whole or in part, at the option of the Purchaser at any time, based on a Conversion Price of $5.81 per share of common stock, subject to adjustments and satisfaction of certain conversion conditions. The Convertible Note contained customary terms and covenants and customary events of default. We granted the Purchaser certain customary registration rights with respect to the shares of common stock issuable upon conversion of the Convertible Note, and on November 13, 2024, filed a registration statement on Form S-3 with respect to such shares, which registration statement became effective on November 20, 2024.

Elicio Therapeutics, Inc.	45	2026 Proxy Statement

If at any time from and after the date of the August Securities Purchase Agreement and for so long as certain conversion conditions are satisfied, the closing price of the common stock on Nasdaq equals or exceeds 135% of the Conversion Price for 20 trading days in a 30 trading day period, then we had the right to require the Purchaser to convert all or any portion of the Convertible Note, including any accrued but unpaid interest into shares of common stock, as further described in the Convertible Note. In March 2025, we exercised our right under the Convertible Note to require the Purchaser to convert the full amount of the Convertible Note, including all accrued and unpaid interest into shares of our common stock. We issued 3,500,573 shares of common stock to the Purchaser in exchange for the principal balance of $20.0 million plus $0.3 million in accrued interest, in satisfaction in full of the Convertible Note.
The largest aggregate amount of principal outstanding under the Convertible Note since January 1, 2024 was $20.0 million. No principal or interest was paid in cash under the Convertible Note; the entire outstanding principal amount of $20.0 million and approximately $0.3 million of accrued interest were satisfied in full through the conversion of the Convertible Note into shares of our common stock in March 2025. The amount of principal outstanding under the Convertible Note as of the date of this proxy statement is $0.
Personal Gift
In April 2025, Ms. Chudnovsky, a member of our Board of Directors and a beneficial owner of greater than 20% of our common stock outstanding made a gift to us in the amount of $640,757 to be used for purposes of the continued development and manufacturing of our product candidates. The Company returned the amount in full to Ms. Chudnovsky in April 2025.
Senior Secured Promissory Note Financing
In June 2025, the Company entered into a note purchase agreement (the “June 2025 Promissory Note Financing”) with the Purchaser pursuant to which the Company issued a Senior Secured Promissory Note (the “June 2025 Promissory Note”) in the principal amount of $10.0 million. The June 2025 Promissory Note will mature on June 3, 2028, or such earlier date as the June 2025 Promissory Note is required or permitted to be repaid in accordance with the terms of the June 2025 Promissory Note and is a senior, secured obligation of the Company and its subsidiaries. Interest will accrue and be payable in cash on the principal amount at the rate of the sum of the Prime Rate (as defined in the June 2025 Promissory Note) plus 5.00%, provided that the maximum interest rate shall not exceed 12.5% per annum, with an initial interest payment date of July 1, 2026. As of December 31, 2025, the interest rate was 12.5% per annum. The largest aggregate amount of principal outstanding under the June 2025 Promissory Note since its issuance was $10.0 million, and $10.0 million of principal was outstanding as of the date of this proxy statement. No principal has been repaid under the June 2025 Promissory Note and no interest was paid during the year ended December 31, 2025, during which approximately $0.7 million of interest accrued. In 2026, we paid $1.6 million of interest under the June 2025 Promissory Note through September 17, 2026. The June 2025 Promissory Note is secured by a (i) first priority lien on substantially all assets of the Company and its subsidiaries, pursuant to a security agreement and (ii) first priority lien on intellectual property of the Company, pursuant to an intellectual property security agreement.The June 2025 Promissory Note provides for a 24-month interest-only period, with payments toward the principal commencing on July 1, 2027. The Company may prepay the June 2025 Promissory Note in full at any time, but the payment must include the principal, all accrued unpaid interest, and a prepayment fee in one aggregate payment. If the prepayment occurs during the first, second, or third year of the June 2025 Promissory Note, the prepayment fee will be equal to the outstanding principal balance prepaid multiplied by 3%, 2%, or 1%, respectively.

Elicio Therapeutics, Inc.	46	2026 Proxy Statement

Additionally, in connection with the June 2025 Promissory Note Financing, the Company issued to the Purchaser a warrant to purchase an aggregate of 103,225 shares of the Company’s common stock (the "June 2025 Warrant”). The June 2025 Warrant has an exercise price of $7.75 per share, is immediately exercisable and expires five years from the date of issuance. The Purchaser will not have the right to exercise any portion of the June 2025 Warrant if the Purchaser (together with its affiliates) would beneficially own in excess of 49.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the June 2025 Warrant.
Director Independence
Our Board of Directors currently consists of eight members. Our Board of Directors has determined all of our directors, other than Ms. Chudnovsky and Mr. Connelly, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Connelly is not considered independent as he is currently an employee of Elicio. Ms. Chudnovsky is not considered independent because of her significant ownership of Elicio’s securities. In addition, as required by the Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.
Indemnification Agreement with Directors and Officers
We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to Elicio. Under our Bylaws, we are required to indemnify our directors and executive officers to the extent not prohibited under Delaware or other applicable law. We have also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, losses and liabilities (including all interest, taxes, assessments and other charges in connection therewith) that he or she may incur in connection with any proceeding or in any way connected with, resulting from or relating to his or her status as a director or officer of the Company or any of our subsidiaries, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Elicio Therapeutics, Inc.	47	2026 Proxy Statement

Householding of Proxy Materials
The SEC has adopted rules permitting companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Elicio’s stockholders will be “householding” Elicio’s proxy materials. A single copy of the proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy statement, please notify your broker or Elicio. Direct your written request to Elicio Therapeutics, Inc., Megan C. Filoon, Corporate Secretary, at 451 D Street, Suite 501, Boston, MA 02210. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

Elicio Therapeutics, Inc.	48	2026 Proxy Statement

Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Megan C. Filoon
Secretary
October 9, 2026
A copy of our Annual Report is available without charge upon written request to: Corporate Secretary, Elicio Therapeutics, Inc., 451 D Street, Suite 501, Boston, MA 02210.

Elicio Therapeutics, Inc.	49	2026 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ELTX2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03050-P56709

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELICIO THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Julian Adams, Ph.D.	☐	☐
1b. Jay R. Venkatesan, M.D.	☐	☐
1c. Carol Ashe	☐	☐

NOTE: To conduct any other business properly brought before the meeting or any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Proxy Statement and Annual Report are available at www.proxyvote.com.

T03051-P56709

ELICIO THERAPEUTICS, INC.
Annual Meeting of Stockholders
November 12, 2026 10:30 a.m. Eastern Time
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Robert Connelly and Megan Filoon and each of them (the "Proxies"), as Proxies of the undersigned, with the full power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ELICIO THERAPEUTICS, INC. that the undersigned is entitled to vote at the 2026 Annual Meeting of Stockholders to be held at 10:30 a.m. Eastern Time, on November 12, 2026, virtually at www.virtualshareholdermeeting.com/ELTX2026, and any adjournment or postponement thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE ABOVE NAMED PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(Continued and to be signed on the reverse side.)